EXHIBIT 99.1
American Eagle Outfitters
Reports Third Quarter 2010 Results
Stronger Sales and Margin Contribute to Improvement
Pittsburgh — November 18, 2010 — American Eagle Outfitters, Inc. (NYSE:AEO) today announced income from continuing operations for the third quarter ended October 30, 2010 of $0.17 per diluted share, compared to $0.32 per diluted share last year. Adjusted income from continuing operations for the third quarter ended October 30, 2010 was $0.29 per diluted share, which excludes a realized loss from the sale of investment securities of $0.12 per diluted share. This compares to adjusted earnings from continuing operations for the third quarter 2009 of $0.25 per diluted share, which excludes a tax benefit of $0.07 per diluted share associated with the repatriation of earnings from Canada as outlined in the table that follows.
Jim O’Donnell, chief executive officer, commented, “Our third quarter results reflect meaningful progress toward our goals and demonstrate the positive impact of recent initiatives. We achieved sales growth with less reliance on promotional activity. Our operating income improvement stemmed from stronger merchandising, well positioned inventories and expense management. Looking ahead, I am confident that we can achieve further recovery in operating profits over the course of the next 12 to 18 months.”
Third Quarter Results — Continuing Operations
Total sales for the third quarter ended October 30, 2010 increased to $752 million, compared to $736 million last year. Comparable store sales increased 1%.
Gross profit increased 3% to $312 million, or 41.6% as a rate to sales, compared to $304 million or 41.3% last year. The merchandise margin increased 90 basis points due to less promotional activity and stronger sales performance during the peak back-to-school selling period. As a rate to sales, buying, occupancy and warehousing costs increased 60 basis points primarily due the timing of new store openings, which included our new flagship store in the SoHo district of Manhattan.
Selling, general and administrative expense for the third quarter ended October 30, 2010 was approximately flat to last year at $185 million. Third quarter 2010 SG&A expense includes approximately $2.5 million of severance and related charges. Excluding these charges, current year SG&A expense was down slightly to last year and reflects the company’s continued focus on expense reductions. As a rate to sales, SG&A decreased 50 basis points to 24.6% from 25.1% last year.

Operating income was $91 million, compared to $85 million last year. The 2010 third quarter operating margin was 12.2%, compared to 11.5% last year.
MARTIN+OSA Update — Discontinued Operations
The loss from discontinued operations for each period presented includes the operating results and closure charges for MARTIN+OSA.
The total year-to-date, pre-tax closure charges were $43 million, which were primarily recorded in the first half of fiscal 2010. Included in the year-to-date, pre-tax charges are lease-related items of $15 million, severance and other employee-related charges of $8 million, inventory charges of $2 million and a non-cash asset impairment charge of $18 million. The company has completed the closure of MARTIN+OSA and expects no further charges to be incurred.
AEO Direct
The company’s direct business includes ae.com, aerie.com and 77kids.com. In the third quarter, sales decreased 2%. This compares to a 9% sales increase last year driven by increased traffic and higher conversion due to promotional activity. Decreased promotional activity in the third quarter of 2010 resulted in higher margins and profitability for AEO Direct as compared to the prior year.
Inventory
Total merchandise inventory at the end of the third quarter was down 4% to $410 million compared to $425 million last year. Third quarter ending inventory per foot decreased 2%, with clearance inventory down at the end of the quarter.
Looking forward, fourth quarter average weekly inventory per square foot is planned down in the high single-digits.
Capital Expenditures
For the third quarter, capital expenditures were $26 million compared to $33 million last year. The company now expects total 2010 capital expenditures to be in the range of $90 million to $100 million. Of this amount, approximately half relates to investments in our store fleet.
Real Estate
In the third quarter, the company opened five AE, three aerie and two 77kids stores. In addition, the company remodeled six AE stores and one aerie store. Store closings in the third quarter included four AE stores. For additional year-to-date and fiscal 2010 information, please refer to the accompanying real estate table.

Cash and Cash Equivalents, Short-term Investments and Long-term Investments
The company ended the third quarter with total cash and cash equivalents of $631 million, as well as $9 million of investments in auction rate securities with a weighted average maturity of less than two years.
During the third quarter, the company liquidated 95% of its investment portfolio for cash proceeds of $150 million and a realized loss of $24 million, or $0.12 per diluted share. The company’s investment portfolio was originally purchased as highly liquid short-term instruments; however, due to the deterioration of the ARS market, the company’s ARS investment portfolio was subsequently classified as long-term, with a weighted average contractual maturity of approximately 26 years. This liquidation allowed the company to convert substantially its entire investment portfolio to short-term liquid assets.
Fourth Quarter Guidance
Due to the importance of Thanksgiving weekend, the company will provide fourth quarter earnings guidance on Thursday, December 2, 2010 along with its November sales announcement.
Discontinuation of Monthly Sales Reporting
Beginning in fiscal 2011, the company will discontinue monthly sales reporting. Sales and earnings will be reported together in the quarterly earnings announcement.
Conference Call Information
At 10:00 a.m. Eastern Time on November 18, 2010, the company’s management team will host a conference call to review the financial results. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 five to seven minutes prior to the scheduled start time. The conference call will also be simultaneously broadcast over the Internet at www.ae.com. Anyone unable to listen to the call can access a replay beginning November 18, 2010 at 1:00 p.m. Eastern Time through December 9, 2010. To listen to the replay, dial 1-877-660-6853, or internationally dial 1-201-612-7415, and reference account 3055 and confirmation code 348837. An audio replay of the conference call will also be available at www.ae.com.
Non-GAAP Measures
This press release includes information on non-GAAP earnings per diluted share (“non-GAAP” or “adjusted”). This measure is not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and is not necessarily comparable to similar measures presented by other companies. The company believes that this non-GAAP information is useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. This amount is not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.

* * * *
American Eagle Outfitters, Inc., through its subsidiaries, (“AEO, Inc.”) offers high-quality, on-trend clothing, accessories and personal care products at affordable prices. The American Eagle Outfitters® brand targets 15 to 25 year old girls and guys, with 937 stores in the U.S. and Canada and online at www.ae.com. aerie® by american eagle offers Dormwear® and intimates collections for the AE® girl, with 147 standalone stores in the U.S. and Canada and online at www.aerie.com. The latest brand, 77kids® by american eagle®, is available online at www.77kids.com, as well as at seven stores across the nation. The 77kids brand offers “kid cool,” durable clothing and accessories for kids ages two to 10. AE.COM®, the online home of the brands of AEO, Inc. ships to 76 countries worldwide.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding fourth quarter results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company’s control. Such factors include, but are not limited to the risk that the company’s operating, financial and capital plans may not be achieved and the risks described in the Risk Factor Section of the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT:	American Eagle Outfitters Inc.
Judy Meehan, 412-432-3300

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	October 30,	January 30,	October 31,
	2010	2010	2009
	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$630,775	$693,960	$512,603
Short-term investments	3,700	4,675	3,300
Merchandise inventory	409,509	326,454	425,415
Accounts receivable	40,346	34,746	46,584
Prepaid expenses and other	52,757	47,039	52,188
Deferred income taxes	50,910	60,156	54,362

Total current assets	1,187,997	1,167,030	1,094,452

Property and equipment, net	652,361	713,142	741,019
Goodwill	11,395	11,210	11,165
Long-term investments	5,915	197,773	203,152
Non-current deferred income taxes	27,475	27,305	22,719
Other assets, net	23,981	21,688	23,401

Total Assets	$1,909,124	$2,138,148	$2,095,908

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$196,504	$158,526	$198,978
Notes payable	—	30,000	50,000
Accrued compensation and payroll taxes	30,289	55,144	23,932
Accrued rent	71,133	68,866	67,983
Accrued income and other taxes	11,620	20,585	22,574
Unredeemed gift cards and gift certificates	20,266	39,389	19,632
Current portion of deferred lease credits	16,465	17,388	17,605
Other current liabilities and accrued expenses	21,285	19,057	20,293

Total current liabilities	367,562	408,955	420,997

Deferred lease credits	81,730	89,591	93,607
Non-current accrued income taxes	36,302	38,618	36,265
Other non-current liabilities	22,246	22,467	21,734

Total non-current liabilities	140,278	150,676	151,606

Commitments and contingencies	—	—	—
Preferred stock	—	—	—
Common stock	2,496	2,486	2,486
Contributed capital	543,265	554,399	538,007
Accumulated other comprehensive income	26,751	16,838	16,478
Retained earnings	1,745,912	1,764,049	1,726,531
Treasury stock	(917,140)	(759,255)	(760,197)

Total stockholders’ equity	1,401,284	1,578,517	1,523,305

Total Liabilities and Stockholders’ Equity	$1,909,124	$2,138,148	$2,095,908

Current Ratio	3.23	2.85	2.60

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended
	October 30,	% of	October 31,	% of
	2010	Sales	2009	Sales
Net sales	$751,507	100.0%	$736,011	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	439,198	58.4%	431,836	58.7%

Gross profit	312,309	41.6%	304,175	41.3%
Selling, general and administrative expenses	185,050	24.6%	184,948	25.1%
Depreciation and amortization	35,804	4.8%	34,653	4.7%

Operating income	91,455	12.2%	84,574	11.5%
Other income (expense)	1,986	0.2%	(451)	-0.1%
Realized loss on sale of investment securities	(24,201)	-3.2%	—	0.0%

Income before income taxes	69,240	9.2%	84,123	11.4%
Provision for income taxes	36,049	4.8%	16,175	2.2%

Income from continuing operations	33,191	4.4%	67,948	9.2%
Loss from discontinued operations, net of tax	(167)	0.0%	(8,789)	-1.2%

Net income	$33,024	4.4%	$59,159	8.0%

Basic income per common share:
Income from continuing operations	$0.17		$0.33
Loss from discontinued operations	0.00		(0.04)

Net income per basic share	$0.17		$0.29

Diluted income per common share:
Income from continuing operations	$0.17		$0.32
Loss from discontinued operations	0.00		(0.04)

Net income per diluted share	$0.17		$0.28

Weighted average common shares outstanding — basic	195,590		206,517
Weighted average common shares outstanding — diluted	197,323		209,393

	39 Weeks Ended
	October 30,	% of	October 31,	% of
	2010	Sales	2009	Sales
Net sales	$2,051,471	100.0%	$1,984,488	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	1,241,758	60.5%	1,202,812	60.6%

Gross profit	809,713	39.5%	781,676	39.4%
Selling, general and administrative expenses	519,188	25.3%	497,594	25.1%
Depreciation and amortization	107,378	5.3%	101,072	5.1%

Operating income	183,147	8.9%	183,010	9.2%
Other income (expense)	2,470	0.1%	(3,939)	-0.2%
Realized loss on sale of investment securities	(24,426)	-1.2%	(2,749)	-0.1%
Other-than-temporary impairment charge	(1,248)	0.0%	(225)	0.0%

Income before income taxes	159,943	7.8%	176,097	8.9%
Provision for income taxes	65,047	3.2%	42,316	2.2%

Income from continuing operations	94,896	4.6%	133,781	6.7%
Loss from discontinued operations, net of tax	(41,287)	-2.0%	(24,083)	-1.2%

Net income	$53,609	2.6%	$109,698	5.5%

Basic income per common share:
Income from continuing operations	$0.47		$0.65
Loss from discontinued operations	(0.20)		(0.12)

Net income per basic share	$0.27		$0.53

Diluted income per common share:
Income from continuing operations	$0.46		$0.64
Loss from discontinued operations	(0.20)		(0.11)

Net income per diluted share	$0.26		$0.53

Weighted average common shares outstanding — basic	201,678		206,169
Weighted average common shares outstanding — diluted	203,539		208,663
AMERICAN EAGLE OUTFITTERS, INC.
GAAP TO NON-GAAP EPS RECONCILIATION
(unaudited)

	13 Weeks Ended
	October 30, 2010	October 31, 2009
GAAP Diluted EPS from Continuing Operations	$0.17	$0.32
Add back: Realized loss on sale of investment securities	0.12	—
Deduct: Impact of tax benefit related to the repatriation of earnings from Canada	—	(0.07)

Non-GAAP Diluted EPS from Continuing Operations	$0.29	$0.25

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	For the 39 Weeks Ended
	October 30,	October 31,
	2010	2009
Operating activities:
Net income	$53,609	$109,698
Loss from discontinued operations	41,287	24,083

Income from continuing operations	94,896	133,781
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	110,247	102,616
Share-based compensation	21,929	18,985
Provision for deferred income taxes	5,222	(24,765)
Tax benefit from share-based payments	12,848	8,880
Excess tax benefit from share-based payments	(4,265)	(2,729)
Foreign currency transaction loss	44	6,537
Net impairment loss recognized in earnings	1,248	225
Realized loss on sale of investment securities	24,426	2,749
Changes in assets and liabilities:
Merchandise inventory	(89,988)	(128,156)
Accounts receivable	(7,454)	(5,080)
Prepaid expenses and other	(4,879)	8,580
Other assets, net	(677)	(1,317)
Accounts payable	40,326	50,025
Unredeemed gift cards and gift certificates	(18,916)	(23,028)
Deferred lease credits	(2,868)	8,748
Accrued compensation and payroll taxes	(24,379)	(5,161)
Accrued income and other taxes	(13,647)	12,342
Accrued liabilities	2,336	1,622

Total adjustments	51,553	31,073

Net cash provided by operating activities from continuing operations	$146,449	$164,854
Investing activities:
Capital expenditures	(65,363)	(105,955)
Sale of investments	177,472	77,014
Other investing activities	(1,849)	(1,108)

Net cash provided by (used for) investing activities from continuing operations	$110,260	$(30,049)
Financing activities:
Payments on capital leases	(1,774)	(1,337)
Repayment of notes payable	(30,000)	(25,000)
Repurchase of common stock as part of publicly announced programs	(192,268)	—
Repurchase of common stock from employees	(18,024)	(230)
Net proceeds from stock options exercised	5,762	8,736
Excess tax benefit from share-based payments	4,265	2,729
Cash used to net settle equity awards	(6,434)	(1,414)
Cash dividends paid	(64,659)	(62,117)

Net cash used for financing activities from continuing operations	$(303,132)	$(78,633)

Effect of exchange rates on cash	1,553	2,846

Cash flows of discontinued operations
Net cash used for operating activities	(18,309)	(19,458)
Net cash used for investing activities	(6)	(299)
Net cash used for financing activities	—	—
Effect of exchange rate on cash	—	—

Net cash used for discontinued operations	$(18,315)	(19,757)

Net (decrease) increase in cash and cash equivalents	$(63,185)	$39,261
Cash and cash equivalents — beginning of period	693,960	473,342

Cash and cash equivalents — end of period	$630,775	$512,603

AMERICAN EAGLE OUTFITTERS, INC.
REAL ESTATE INFORMATION
(unaudited)

	Third Quarter	Year-to-date	Fiscal 2010
	Fiscal 2010	Fiscal 2010	Guidance
Consolidated stores at beginning of period	1,083	1,103	1,103
Consolidated stores opened during the period
AE Brand	5	11	14
aerie	3	10	11
77kids	2	7	9
Consolidated stores closed during the period
AE Brand	(4)	(14)	(15) - (25)
MARTIN+OSA	—	(28)	(28)

Total consolidated stores at end of period	1,089	1,089	1084 - 1094

Stores remodeled during the period	7	20	25 - 30
Total gross square footage at end of period	6,323,099	6,323,099